Exhibit 8.1


    CHICAGO                      875 THIRD AVENUE                      BEIJING
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 SAN FRANCISCO                      FOUNDED 1866                       LONDON
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WASHINGTON, D.C.                                                      SHANGHAI
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                                                     June 26, 2002


Bombardier Credit Receivables Corporation
P.O. Box 5544
Burlington, Vermont  05402

Bombardier Capital Inc.
1600 Mountain View Drive
Colchester, Vermont  05446

Re: Bombardier Receivables Master Trust I - Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-_________)
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Ladies and Gentlemen:

     We have acted as special U.S. tax counsel for Bombardier Credit Receivables Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-1 (the "Registration Statement") relating to the issuance by Bombardier Receivables Master Trust I of a series of asset-backed certificates (the "Securities"). The Registration Statement is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, the Securities will be issued under and pursuant to the conditions of a pooling and servicing agreement, dated as of January 1, 1994, as amended to date and as supplemented by the series supplement with respect thereto (each an "Agreement"), among the Corporation, a trustee (the "Trustee") and Bombardier Capital Inc., as servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined the form of prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     We have advised the Corporation with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Material Federal Income Tax Consequences" in the Prospectus, a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt the opinions expressly set forth under the above quoted heading in the Prospectus as representing our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.


     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special U.S. tax counsel to the Corporation under the above quoted heading in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                             Very truly yours,


                                             s/ Sidley Austin Brown & Wood LLP